UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 21, 2009
Date of Report (Date of earliest event reported)

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31921	36-3972986
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer of Identification Number)

9900 West 109th Street Suite 600 Overland Park, KS 66210	66210
(Address of Principal Executive Offices)	(Zip Code)

(913) 344-9200
 (Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 21, 2009, Compass Minerals International, Inc. (the “Company”) issued a press release announcing that the Company commenced a tender offer for any and all of its approximately $86.6 million in aggregate principal amount of 12% Senior Subordinated Discount Notes due 2013.  The Company also issued a press release announcing its intent to raise up to $100.0 million in gross proceeds from an offering of its Senior Notes due 2019, pursuant to a confidential offering circular in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended.  A copy of the Company’s press releases are furnished pursuant to Item 7.01 as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in this report shall not constitute an offer to sell or a solicitation of an offer to purchase any notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document Description
99.1	Press Release dated May 21, 2009.
99.2	Press Release dated May 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  May 21, 2009                                                     COMPASS MINERALS INTERNATIONAL, INC.

By:           /s/ Rodney L. Underdown
Name:      Rodney L. Underdown
Its:           Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release dated May 21, 2009.
99.2	Press Release dated May 21, 2009.